                                                                                Supplement A-5

                                      National Grid (US) Holdings Limited
                                            Profit and loss reserve
                                       for the year ended March 31, 2002

                                                                                           £m            $m
------------------------------------------------------------------------------------- ------------- -------------

At April 1, 2001                                                                            (23.6)        (33.5)

Retained profit for the year                                                                 776.2       1,102.2

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At March 31, 2002                                                                            752.6       1,068.7
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Reconciliation of profit and loss reserve to retained earnings under US GAAP

Profit and loss reserve under UK GAAP at March 31, 2002                                      752.6       1,068.7

Adjustments to conform with US GAAP
   Equity in income of companies                                                             118.7         168.5
   Profit on sale of group companies                                                       (818.2)     (1,161.8)

------------------------------------------------------------------------------------- ------------- -------------
Retained profit under US GAAP at March 31, 2002                                               53.1*         75.4 *
------------------------------------------------------------------------------------- ------------- -------------

*  Includes cumulative other comprehensive income of £65.7m ($93.3m).

The profit and loss reserve is prepared under UK GAAP. The amounts presented above are by way of a convenience translation of UK sterling and/or US dollar figures, based on the exchange rate at March 31, 2002 of $1.42 =£1

                                     National Grid (US) Holdings Limited
                                           Profit and loss account
                                      for the year ended March 31, 2002

                                                                                      £m          $m
--------------------------------------------------------------------------------------------------------------

Operating costs                                                                            (24.6)      (34.9)

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Operating loss - continuing operations                                                     (24.6)      (34.9)

Profit on sale of fixed asset investments                                                  818.2     1,161.8
--------------------------------------------------------------------------------------------------------------

Profit before interest and tax                                                              793.6     1,126.9

Net interest                                                                               (35.0)      (49.7)

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Profit on ordinary activities before taxation                                               758.6     1,077.2

Taxation                                                                                     17.6        25.0

--------------------------------------------------------------------------------------------------------------
Profit on ordinary activities after taxation retained for the year                          776.2     1,102.2

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Reconciliation of net income to US GAAP

Net income under UK GAAP                                                                    776.2     1,102.2

Adjustments to conform with US GAAP
                 Equity in income of companies                                              120.0       170.4
                 Elimination of profit on disposal of fixed asset investments             (818.2)   (1,161.8)

--------------------------------------------------------------------------------------------------------------
Net income under US GAAP                                                                    78.0       110.8
--------------------------------------------------------------------------------------========================

The profit and loss account is prepared under UK GAAP. The amounts presented above are by way of a convenience translation of UK sterling and/or US dollar figures, based on the exchange rate at March 31,
2002 of $1.42 =£1

                                  National Grid (US) Holdings Limited
                                          Cash flow statement
                                   for the year ended March 31, 2002

                                                                                £m                   $m
---------------------------------------------------------------------------------------------------------

Net cash outflow from operating activities                                         (23.7)         (33.7)

Returns on investments and servicing of finance
                                                                           ------------------------------
Interest received                                                                   125.6          178.4
Interest paid                                                                     (218.2)        (309.8)
                                                                           ---------------
                                                                                         ----------------

----------------------------------------------------------------------------             ----------------
                                                                           ---------------

Net cash outflow for returns on investments and servicing of finance               (92.6)        (131.4)

Taxation
Corporate tax received                                                               17.6           25.0

Acquisitions and disposals
                                                                           ------------------------------
Payments to acquire investments                                                 (2,061.7)      (2,927.6)
Receipts from disposal of investments                                               839.0        1,191.4
                                                                           ------------------------------

                                                                                         ----------------
------------------------------------------------------------------------------------------
Net cash outflow for acquisitions and disposals                                 (1,222.7)      (1,736.2)

Financing
Issue of ordinary shares                                                          1,061.3        1,507.0
Movement in inter-business balances                                                 260.1          369.3

----------------------------------------------------------------------------             ----------------
                                                                           ---------------

Movement in cash and overdrafts                                                         -              -
---------------------------------------------------------------------------==============================

Summary cash flow statement under US GAAP

Net cash used in operating activities                                              (98.7)        (140.2)
Net cash used in investing activities                                           (1,318.0)      (1,871.6)
Net cash provided by financing activities                                         1,416.7        2,011.8
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Movement in cash and cash equivalents                                                   -              -
Cash and cash equivalents at beginning of year                                          -              -
---------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of year                                                -              -
---------------------------------------------------------------------------==============================

The cash flow statement is prepared under UK GAAP and the summary cash flow statement is prepared under
US GAAP.  The amounts presented above in US dollars are by way of a convenience translation of UK sterling figures, based on the exchange rate at March 31, 2002 of $1.42 =£1.

                                  National Grid (US) Holdings Limited
                                             Balance sheet
                                           at March 31, 2002

                                                                          £m                $m
---------------------------------------------------------------------------------------------------------
Fixed assets
Investments                                                                    2,061.7           2,927.6

----------------------------------------------------------------------
                                                                     ------------------------------------
                                                                               2,061.7           2,927.6

---------------------------------------------------------------------------------------------------------
Current assets
Debtors (amounts falling due within one year)                                  3,810.6           5,411.1

Creditors (amounts falling due within one year)
Other creditors                                                              (4,058.1)         (5,762.5)

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Net current liabilities                                                        (247.5)           (351.4)

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Net assets                                                                     1,814.2           2,576.2

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Capital and reserves
Called up share capital                                                            0.9               1.3
Share premium account                                                          1,060.7           1,506.2
Profit and loss account                                                          752.6           1,068.7
---------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------
Equity shareholders' funds                                                     1,814.2           2,576.2

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Reconciliation of equity shareholders' funds to US GAAP

Equity shareholders' funds under UK GAAP                                       1,814.2           2,576.2

Adjustments to conform with US GAAP
  Investments in subsidiaries, at equity                                       (592.7)           (841.7)
  Recognition of intercompany balances                                          (95.6)           (135.8)

---------------------------------------------------------------------------------------------------------
Equity shareholders' funds under US GAAP                                       1,125.9           1,598.7
---------------------------------------------------------------------====================================

The balance sheet is prepared under UK GAAP. The amounts presented above are by way of a convenience translation of UK sterling and/or US dollar figures, based on the exchange rate at March 31, 2002 of
$1.42 =£1